Exhibit 10.3

AMENDMENT NO. 1 TO AFFILIATE GUARANTY

THIS AMENDMENT NO. 1 (the “Amendment”), dated as of the Second Closing Date, to AFFILIATE GUARANTY, dated as of April 27th, 2020 (the “Affiliate Guaranty”), is made by and between MATSON, INC., a Hawaii corporation (the “Affiliate Guarantor”) and consented to by THE UNITED STATES OF AMERICA, represented by the Maritime Administrator of the Maritime Administration (the “Administrator”).

RECITALS:

A.        Matson Navigation Company, Inc., a Hawaii corporation (the "Shipowner") and the Administrator are parties to Amendment No. 1, dated as of the date hereof, to the Consolidated Agreement, Contract No. MA-14454, dated as of April 27, 2020 (as so amended, the “Agreement”) and the other Transaction Documents;

B.         The Shipowner, in connection with the financing of the Second Vessel, on the date hereof, borrowed certain funds and created and authorized the issuance of the Second Vessel Note issued pursuant to the Second Vessel Note Purchase Agreement and the Administrator issued the Guarantee of the Second Vessel Note.

C.         The Shipowner has, in consideration of the issuance of the Guarantee on the Second Vessel Note, issued and delivered, the Second Administrator’s Note to the Administrator.

D.        The Affiliate Guarantor is directly and materially interested in the financial success of the Shipowner, and maintains significant business relationships with the Shipowner, and the Affiliate Guaranty as amended hereby may be expected to benefit, directly or indirectly, the Affiliate Guarantor.

E.         The Administrator has required this Amendment to the Affiliate Guaranty from the Affiliate Guarantor as an integral part of the consideration offered by or on behalf of the Shipowner as a condition of the Administrator's decision to enter into the Agreement and to issue the Guarantee on the Second Vessel Note, and the Affiliate Guarantor has entered into this Amendment for the purpose of guaranteeing the Shipowner’s obligations to the Administrator under the Agreement with respect to the Second Administrator's Note, and the Assignment of Construction Contract, Assignment of Earnings, Assignment of Insurances, and Mortgage, all relating to the Second Vessel (each of which are hereafter included in the definition of “Matson Guaranteed Document” and the “Matson Guaranteed Documents”, as defined in the Affiliate Guaranty).

Now, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Affiliate Guarantor hereby agrees as follows:

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1.        Amendment.  The Affiliate Guaranty is amended by amending the term “Matson Guaranteed Documents” as set forth in Recital E. of the Affiliate Guaranty to include the Second Administrator’s Note, and the related Assignment of Construction Contract, Assignment of Earnings, Assignment of Insurances, and Mortgage, each of which relates to the Second Vessel.

2.        Ratification.  The Affiliate Guarantor hereby confirms its obligations under the Affiliate Guaranty, as amended hereby, and that the Affiliate Guaranty as amended hereby continues in full force and effect.

3.        Miscellaneous.

(a)      This Amendment may be executed in one or more counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same instrument.

(b)      Unless otherwise specifically defined herein, the capitalized terms used herein are defined in the Agreement and any reference therein to other instruments shall have the respective meaning stated in the Agreement or such other instruments.

(c)      This Amendment is executed as and shall constitute an instrument supplemental to and amending and shall be construed with and as part of the Affiliate Guaranty.

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IN WITNESS WHEREOF, this Amendment has been executed on the day and year first above written.

(SEAL)		AFFILIATE GUARANTOR
Attest:

By:	/s/ Rachel C. Lee	By:	/s/ Joel M. Wine
Name:	Rachel C. Lee	Name:	Joel M. Wine
Title:	Corporate Secretary	Title:	Senior Vice President and Chief Financial Officer

Amendment No. 1 to Affiliate Guaranty - Relating to Amendment No. 1 to Contract No. MA-14454	Page 3

Consented to by:

Maritime Administrator

/s/ T. Mitchell Hudson, Jr.
By:	T. Mitchell Hudson, Jr.
Secretary,
Maritime Administration

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